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                                                                   Exhibit 10.15

                  NONCOMPETITION AND NONDISCLOSURE AGREEMENT


     This Noncompetition and Nondisclosure Agreement (the "Agreement"), dated as of September 13, 1995, by and between Paul D. Tarvin (the "Executive") and The Cornerstone Investments Group, Inc. (the "Company"), is executed in connection with a certain Executive Agreement by and between the Executive and the Company dated of even date herewith (the "Executive Agreement"). Unless otherwise indicated, all references to "Company" hereinafter shall be deemed to include The Cornerstone Investments Group, Inc., Cinmar, Inc., and "New LP." (as defined in the Executive Agreement).

     The parties hereto, in consideration of the premises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. During the period of the Executive's engagement by the Company, and as provided in Section 8 hereof, the Executive agrees that the Executive will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any company or business organization, engage in any business activity in which the Company is then engaged, which is directly competitive with and detrimental to the business of the Company (it being understood and agreed that a catalog with substantially different merchandise or target audience from any catalog then operated by the Company is not directly competitive), except for those directorships as set forth in Section 1 of the Executive Agreement. For purposes of this Agreement, the Executive shall not be deemed to be a stockholder hereunder if (a) the Executive beneficially owns (i) privately-held securities, (ii) securities listed on a national securities exchange or (iii) securities sold in the over-the-counter market, provided such securities do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of such corporations which are direct competitors of the Company, and (b) during the term of his engagement by the Company, he has obtained prior approval thereof from a majority of the Board of Directors of the Company.

     2. The Executive understands that his relationship with the Company and its officers and employees is one of trust and confidence and that during the period of his engagement by the Company, the Executive may acquire knowledge of, or access to, information which relates to the business, operations or plans of the Company which is proprietary, confidential or not known generally to executives in the catalog business (hereinafter "Confidential Information"). Confidential Information may include, but is not limited to, budget costs, prices, customer lists, vendor lists and information about products, designs, marketing plans, customers and the Company's financial affairs. The Executive will not reveal or otherwise disclose to any person, association, company or other entity any Confidential Information of the Company so far as it has come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of his, and the Executive will keep secret all matters entrusted to him and shall not use or attempt to use any such Confidential Information in any manner which may injure or cause loss or may be reasonably expected to injure or cause loss to the Company.
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     The Executive agrees that the Executive shall not, after the termination of his engagement with the Company, use or permit to be used, any notes, memoranda, records, files, computer programs, data or other materials containing Confidential Information, it ???ing agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his engagement with the Company the Executive shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     3. The Executive will not at any time during his engagement and for the two (2) year period following the termination of his engagement with the Company hire, solicit or encourage any employee (other than Executive's personal secretary) of the Company (or any employee of Performance Associates, Inc. or other "employee leasing company" whose employees perform services for the Frontgate Business) to terminate his or her employment in order to work for a business or enterprise which competes or intends to compete with the Company.

     4. The Executive further represents that his performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to maintain in confidence proprietary information acquired by him in confidence or in trust prior to his engagement by the Company. The Executive has not entered into, and the Executive agrees that the Executive will not enter into, any agreement, either written or oral, in conflict herewith.

     5. The Executive agrees that any breach of this Agreement by him will cause ??mediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages, and that in the event of such breach the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation, threatened violation or continued violation of any provision hereunder.

     6. Any waiver by the Company of a breach of any portion of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

     7. Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     8. Subject to the provisions of this Section 8 and Section 9 hereof, notwithstanding anything herein to the contrary, the restrictions contained in Sections 1 and 3 shall terminate upon the stated expiration date of the term of the Executive Agreement set forth in Section 2 thereof, provided there has not occurred an uncured material default by Executive under such restrictions or the Executive Agreement. In addition, the restrictions contained in Sections 1 and 3 above shall immediately terminate

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if the Company fails to pay any Base Salary or any amounts payable under Section
5(c)(ii) of the Executive Agreement or otherwise materially breaches the Executive Agreement, or the Company shall fail to pay any amounts due, or fail to issue any securities to be issued, to Executive pursuant to the Cornerstone
II Notes or Cornerstone II Equity (as such terms are defined in the Purchase Agreement), or breaches a certain Tracking Stock Repurchase Letter of even date herewith between the Company and Executive, and such failure or breach continues for seven (7) days after written notice from Executive referring to his intent to terminate such restrictions.

     In the event that (1) Executive shall voluntarily resign (other than for reasons of incapacity) from his employment duties undertaken pursuant to the Executive Agreement prior to the stated expiration date of the Executive Agreement set forth in Section 2 thereof, or (2) Executive's employment with the Company is terminated for Cause (as defined in the Executive Agreement) pursuant to Section 5(c)(i)(A), Section 5(c)(i)(B), or Section 5(c)(i)(C) of said Executive Agreement, and provided there has not occurred an uncured material default by the Company under the Executive Agreement, the restrictions contained in Sections 1 and 3 above shall survive such termination of the Executive's engagement with the Company for a period of eighteen (18) months. In the event that Executive's employment with the Company is terminated pursuant to Section 5(b) of the Executive Agreement, and provided there has not occurred an uncured material default by the Company under the Executive Agreement, the restrictions contained in Sections 1 and 3 above shall survive such termination of the Executive's engagement with the Company for a period of twelve (12) months.

     In the event that Executive's engagement with the Company is terminated without cause (i) pursuant to Section 5(c)(ii)(A) of the Executive Agreement, and provided there has not occurred an uncured material default by the Company under the Executive Agreement, the restrictions contained in Sections 1 and 3 hereof shall survive such termination of the Executive's engagement with the Company for eighteen (18) months, or (ii) pursuant to Section 5(c)(ii)(B) of the Executive Agreement, and provided there has not occurred an uncured material default by the Company under the Executive Agreement, the restrictions contained in Sections 1 and 3 hereof shall survive such termination of the Executive's engagement with the Company for the later to occur of (A) September 10, 1997, or
(B) eighteen (18) months from the date of such termination.

     Except as provided in this Section 8 and Section 9 hereof, the Executive's obligations under this Agreement shall survive the termination of the Executive's engagement with the Company, regardless of the manner of such termination, and shall be binding upon the Executive's heirs, executors and administrators.

     9. Provided that the Company is not in material default under the terms of the Executive Agreement, the Company may, at its option, extend the term of this Agreement for one additional period of twelve (12) months by providing Executive ninety (90) days advance written notice of its intention to so extend. In the event this Agreement is so extended, the Company shall pay to the Executive an amount equal to the aggregate compensation, benefits and bonuses actually received by the Executive during the preceding calendar year pursuant to the terms of the Executive Agreement. Such amount

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shall be paid on a monthly basis, except for any bonuses, which shall be paid at the customary date of payment of all executive bonuses (less applicable withholding for taxes and similar such items), on the first day of each month during such extended period.

     10. The Executive understands that his obligations under this Agreement will extend to any other organization which succeeds to the business of the Company by reason of any sale, merger or similar action. For purposes of this paragraph 10, the term "business of the Company" shall be deemed to be that business in which the Company was engaged prior to any such sale, merger or similar action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

THE CORNERSTONE INVESTMENT GROUP, INC.

By: /s/ William T. End                              /s/ Paul D. Tarvin
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   Executive Officer/Managing Director                  Paul D. Tarvin

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